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                                                                  EXHIBIT 4.20



                                                               Warrant No._____

              ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC.
                           d/b/a Mobility Electronics
                            (A Delaware corporation)

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS CERTIFIES THAT, for value received,      or registered assigns
(hereinafter, the "Holder"), is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as
defined in subsection 1.2, below),       shares ("Shares") of fully paid and
non-assessable common stock, par value $0.01 per share ("Common Stock"), of ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC., a Delaware corporation (the "Company"), at the per share purchase price (the "Warrant Price") set forth in subsection 1.1, subject to the further provisions of this Warrant. The term "Warrants" as used herein shall mean this Warrant and all instruments issued by the Company which are substantially identical to this Warrant (except for the name of the Holder and the number of securities purchasable by the Holder).

1.       EXERCISE OF WARRANT

         The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

         1.1 Warrant Price. The Warrant Price shall be Seven Dollars ($7.00) per Share, subject to adjustment as provided in Section 4 below.

         1.2 Method Of Exercise. The Holder of this Warrant may, at any time prior to the earlier of (i) September 30,2001, (ii) eighteen months after the time that the Company becomes subject to the reporting requirements of the Exchange Act of 1934, as amended or (ii) the consummation of a



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Sales Transaction (as hereinafter defined) ("the Exercise Period"), exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

                  (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices;

                  (b) the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Price for the number of Shares for which the purchase rights hereunder are being exercised; and

                  (c) the delivery to the Company, if necessary to assure compliance with federal and state securities laws, of an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

         As used herein "Sales Transaction" means: (i) the consolidation or merger of the Company with or into any other corporation or business entity (other than a consolidation or merger effected to change the state of incorporation of the Company or effected with a principal purpose of causing the exercise of the Warrants or the termination of the Exercise Period), (ii) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (iii) the liquidation, dissolution, winding-up or reorganization of the Company.

         Notwithstanding the foregoing provisions requiring payment by check, the Holder may from time to time at the Holder's option pay such Purchase Price or any portion thereof by surrendering to the Company in lieu of such payment, the right of such Holder to receive a number of shares of Common Stock having an aggregate Market Value (as herein defined) equal to such Purchase Price (or portion thereof) on the date of exercise (a "Cashless Exercise"). For purposes of the foregoing, the term "Market Value" of a share of Common Stock as of a relevant date means the closing price on the trading day preceding such date with respect to the Common Stock on a national securities exchange, the Nasdaq National Market or the Nasdaq Small-Cap Market. The closing price shall be (i) the last sale price of shares of the Common Stock on such trading day or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange, the Nasdaq National Market or the Nasdaq Small-Cap Market on which the Common Stock is then listed or admitted to trading; or (ii) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Small-Cap Market, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown on the National Association of Securities Dealers automated quotation system. The foregoing option of the Holder shall be of no force or effect unless the Common Stock is then listed, admitted to trading, or reported.

         1.3 Satisfaction with Requirements of Securities Act of 1933. Notwithstanding the provisions of subsection 1.2(c) and Section 7, each and every exercise of this Warrant is contingent upon the Company's satisfaction that the issuance of Common Stock upon the exercise is exempt




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from the requirements of the Securities Act of 1933, as amended (the "Securities
Act") and all applicable state securities laws. The Holder of this Warrant agrees to execute any and all documents determined necessary by the Company's counsel to effect the exercise of this Warrant.

         1.4 Issuance Of Shares and New Warrant. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the person exercising such rights. Such Holder shall also be issued at such time a new Warrant representing the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised and continuing in force and effect.

2.       TRANSFERS

         2.1 Transfers. Subject to Sections 1.2 and 7 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Secretary of the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several Holders one or more appropriate new Warrants.

         2.2 Registered Holder. Each Holder agrees that until such time as any transfer pursuant to subsection 2.1 is recorded on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner; provided that nothing herein affects any requirement that transfer of any Warrant or share of Common Stock issued or issuable upon the exercise thereof by subject to securities law compliance.

         2.3 Form Of New Warrants. All Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provision to this Warrant, with the possible exception of the number of Shares purchasable thereunder.




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3.       FRACTIONAL SHARES



         Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required, to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. Holder hereby waives any right to receive fractional Shares. If a fractional Share shall result from adjustments in the number of Shares purchasable hereunder, the number of Shares purchasable hereunder shall, on an aggregate basis taking into account all adjustments hereunder from the date of issuance of this Warrant, be rounded up to the next whole number.

4.       ANTIDILUTION PROVISIONS

         The provisions of this Section 4 shall apply in the event that any of the events described in this Section 4 shall occur with respect to the Common Stock of the Company at any time on or after the original issuance date of this Warrant.

         4.1 Stock Splits And Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the Shares which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section shall become effective at the time that such subdivision or combination becomes effective.

         4.2 Reclassification, Exchange and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock which the Holder would have become entitled to purchase but for such change, the number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

         4.3 Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) then, as a part of such reorganization, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company, to which a holder of the Common Stock deliverable upon
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exercise of this Warrant would have been entitled in such capital reorganization, if this Warrant had been exercised immediately before that capital reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered Holder of this Warrant at the address of that Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

         4.4 Common Stock Dividends; Distributions. In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

         4.5 Adjustments of Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4.4, then, in each such case for the purpose of this subsection 4.5, upon exercise of this Warrant the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

         4.6 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Warrant Price pursuant to this Section 4, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Holder of this Warrant. The Company will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth:

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                  (a)      Such adjustments and readjustments;

                  (b)      The purchase price at the time in effect; and

                  (c) The number of shares of Common Stock issuable upon exercise of the Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

         4.7 Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.       RIGHTS PRIOR TO EXERCISE OF WARRANT

         This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends of other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

                  (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock;

                  (b) the Company shall offer to all of the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors, the Company shall give notice in writing of such event to the Holder at his last address as it shall appear on the Company's records at least twenty (20) days' prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to




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vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up. Each person in whose name any certificate for Shares is to be issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which this instrument was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

6.       SUCCESSORS AND ASSIGNS

         The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder thereof and their respective successors and permitted assigns.

7.       RESTRICTED SECURITIES

         In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require the Holder as a condition of the transfer or exercise of this Warrant, to give written assurance satisfactory to the Company that the Warrant, or in the case of an exercise hereof the Shares subject to this Warrant, are being acquired for his or her own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the Shares issuable upon the due exercise of this Warrant shall not be made, unless and until:

                           (a) There is then in effect a registration statement
                  under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) (i) The Holder has notified the Company of the
                  proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) the Holder has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and applicable state law.

         Any transferee of this Warrant, by its acceptance thereof, agrees to be bound by the terms of this Warrant with the same force and effect as if a signatory thereto.

         The Holder acknowledges that this Warrant is, and each of the shares of Common Stock issuable upon the due exercise hereof will be, a restricted security, that he understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate



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         or certificates evidencing such shares of Common Stock will bear a legend substantially similar to the following:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED THEREUNDER."

8.       LOSS OR MUTILATION

         Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

    9.   NOTICES

         All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

    10.  GOVERNING LAW

         This Warrant and any dispute, disagreement or issue of construction of interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to conflicts of law.






         DATED: ____________, 1997.






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                             ELECTRONICS ACCESSORY
                             SPECIALISTS INTERNATIONAL, INC.




                             --------------------------------------------------
                             Charles R. Mollo, President





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                                  SUBSCRIPTION




ELECTRONICS ACCESSORY SPECIALISTS
INTERNATIONAL, INC.
Attn: President
7955 East Redfield Road
Scottsdale, Arizona 85260



Ladies and Gentlemen:

The undersigned, ________________________________________________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned,____________________ shares (the "Shares") of the Common Stock, par value $0.01 per share ("Common Stock"), of Electronics Accessory Specialists International, Inc, a Delaware corporation.

Payment of the purchase price for the Shares required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the account of the undersigned and not for resale or with a view to distribution of such Shares or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the Shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED:                  .
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                                    Signature:
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                                    Printed:
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                                    Address:
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